Pledge Agreement

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of April 2, 2014, is entered into by and between BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation (the “Pledgee”), and Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company (the “Pledgor”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement (as defined below).

WHEREAS, pursuant to that certain Contribution Agreement, dated as of March 10, 2014, by and between the Pledgee and the Pledgor (the “Contribution Agreement”), the Pledgor is contributing the Village Green Interests to the Pledgee in exchange for the REIT Shares;

WHEREAS, pursuant to the Contribution Agreement, the Pledgor has agreed to indemnify the Pledgee, its successors, assigns and Affiliates, including, but not limited to, BRG Ann Arbor (each, an “Indemnified Party” and, together, the “Indemnified Parties”), for certain losses described in Section 8.1 of the Contribution Agreement (but subject to the limitations expressed in Section 8.2 of the Contribution Agreement) (the “Losses”) and asserted during the Survival Period (as hereinafter defined). The Pledgor’s obligations (i) so to indemnify the Indemnified Parties for Losses in accordance with Section 8.1 of the Contribution Agreement, and (ii) to perform its obligations hereunder are referred to herein collectively as the “Secured Obligations”; and

WHEREAS, in order to secure the full and timely performance of the Secured Obligations pursuant to the Contribution Agreement, the Pledgor has agreed to pledge and grant to the Pledgee, as security for the Secured Obligations, a lien and security interest in, to and under the REIT Shares having a value equal to ten percent (10%) of the Consideration (as defined) under the Contribution Agreement (collectively the “Pledged Interests”), such pledge, lien and security interest to remain in effect during the Pledge Period (as defined below) subject to the terms hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Grant of Security Interest. As collateral security for the payment, performance and observance of the Secured Obligations, now existing or hereafter arising, absolute or contingent, the Pledgor pledges to the Pledgee, for its own benefit and for the benefit of each Indemnified Party subject to the limitations set forth herein, and grants to the Pledgee, for its own benefit and the benefit of each Indemnified Party subject to the limitations set forth herein, a security interest in the following property (collectively, the “Collateral”):

(a)          the Pledged Interests, as more particularly described in Exhibit A attached hereto;

(b)          any equity securities of the Pledgee (“Additional Interests”) and/or obligations of the Pledgee in respect of the Pledged Interests that may hereafter be acquired by the Pledgor during the Pledge Period and, if any, the certificates or other instruments or documents evidencing the same;

(c)          all rights of Pledgor in and to all distributions in kind declared in respect of any or all of the foregoing during the Pledge Period;

(d)          any cash received by Pledgee pursuant to Section 8 below during the Pledge Period;

(e)          any cash or cash equivalent (the “Cash Collateral”) substituted by Pledgor for the Pledged Interests and/or the Additional Interests (or any portion thereof) pursuant to the terms hereof; and

(f)          all proceeds and profits of any or all of the foregoing.

Pledgor and Pledgee do hereby acknowledge and agree that Pledgor shall be entitled, at any time during the Pledge Period, to substitute Cash Collateral for all or any portion of the Pledged Interests and/or the Additional Interests. Any Cash Collateral shall be held in a segregated account in the name of both Pledgor and Pledgee (at an institution designated by Pledgee) and shall be released from such account only upon instructions given by Pledgor and Pledgee, which instructions shall conform with the provisions of this Agreement.

2.            Delivery of Certificates and Instruments. The Pledgor shall deliver to the Pledgee: (a) the original certificates or other instruments or documents evidencing the Pledged Interests, if any, concurrently with the execution and delivery of this Agreement, and (b) the original certificates or other instruments or documents evidencing all other Collateral (except for Collateral that this Agreement specifically permits the Pledgor to retain) within ten (10) days after Pledgor’s receipt thereof. All Collateral that is certificated securities shall be in bearer form or, if in registered form, shall be reflected as being subject to this Agreement on the books of the transfer agent.

3.           Pledgor Remain Liable. Notwithstanding anything herein to the contrary: (a) the Pledgor shall remain obligated, to the extent set forth in the agreements (including, without limitation, the Pledgee’s Charter Documents) under which it has received, or has rights or obligations in respect of its ownership of, the REIT Shares (“Related Agreements”) to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Pledgee of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the Related Agreements, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Collateral pursuant hereto; and (c) the Pledgee shall not by reason of this Agreement have any obligations or liabilities under the Related Agreements (beyond those imposed directly on the Pledgee by the express terms therein), nor shall the Pledgee be obligated to perform any of the obligations or duties of the Pledgor under the Related Agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

4.            Representations, Warranties and Covenants.

(a)          The Pledgor represents, warrants and covenants, as of the date hereof (for itself and not jointly or jointly and severally with any other Person), as follows:

(1)         Set forth on Exhibit A attached hereto is a complete and accurate list and description of all Pledged Interests delivered by Pledgor. Pledgor owns, directly or indirectly, all of such Pledged Interests, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever created (or allowed to be created) by Pledgor, except in favor of the Pledgee. All other Collateral hereafter delivered by the Pledgor to the Pledgee will be owned, directly or indirectly, by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee.

(2)         With respect to the Pledgor, the address of its chief executive office and principal place of business, and the location of its books and records relating to the Collateral, is set forth in Section 21 hereof. Pledgor will not change said address or location, or merge or consolidate with any person or change its name during the Pledge Period, without at least fifteen (15) days’ prior written notice to the Pledgee, and with respect to any such change in address or name or merger or consolidation, Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Collateral.

(3)         During the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period (as defined below)), the Pledgor will not create, incur, assume or permit to exist any security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral (as defined below)) other than the security interest created pursuant to this Agreement or sell, transfer, assign, pledge or grant a security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral) to any Person other than the Pledgee (provided that Pledgor shall be entitled to consent to the sale of the Pledged Interests or the Additional Interests during the Pledge Period (and, if and to the extent applicable, the Extended Pledge Period) so long as such sale is not binding or consummated until the Pledge Period has expired).

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(4)         The Pledged Interests that are Collateral hereunder are fully paid and are not subject to any options to purchase or similar rights of any kind granted by the Pledgor in favor of any Person, except pursuant to the terms of the Pledgee’s Charter Documents.

(5)         The Pledgor has the power and authority to own its properties and to carry on its business as currently conducted.

(6)         The Pledgor has the requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

(7)         This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by the application of general equitable principles.

(8)         The Pledgor’s execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality binding on Pledgor, or any provision of the Pledgor’s Charter Documents, or any securities issued by, the Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing.

(9)         No consent of any other Person (including, without limitation, as applicable, members and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for (x) any of same necessary to issue, certificate or register the REIT Shares or (y) the filing of any financing statements required or contemplated hereunder.

(10)        The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral to the extent a security interest can be created therein pursuant to the New York Uniform Commercial Code, subject to any filings, agreements or actions required pursuant to the New York Uniform Commercial Code or otherwise.

(11)        During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take commercially reasonable actions to defend the Pledgee’s security interest in the Collateral (or, during such Extended Pledge Period, the Retained Collateral) against the claims and demands of all Persons whomsoever (other than Affiliates of Pledgee).

(12)        During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take any and all commercially reasonable actions necessary to maintain its status as a stockholder of the Pledgee and the shares of Pledgee’s Class “A” common stock represented by the Pledged Interests.

(13)        During the Pledge Period, the Pledgor will not enter into or assume any other agreement containing a negative pledge with respect to the Collateral (or, during any Extended Pledge Period, if and to the extent applicable, with respect to the Retained Collateral).

(b)          The Pledgee represents, warrants and covenants, as of the date hereof (for itself and not jointly or jointly and severally with any other Person), as follows:

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(1)         During the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period (as defined below)), the Pledgee will not sell, transfer, assign or the Collateral (or during such Extended Pledge Period, the Retained Collateral) to any Person or allow any lien to be placed on or otherwise encumber the Collateral.

(2)         The Pledged Interests and the Additional Interests that are Collateral hereunder will not be made subject to any options to purchase or similar rights of any kind granted by the Pledgee in favor of any Person, except pursuant to the terms of the Pledgee’s Charter Documents.

(3)         The Pledgee has the power and authority to own its properties and to carry on its business as currently conducted.

(4)         The Pledgee has the requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

(5)         This Agreement constitutes the legal, valid and binding obligation of the Pledgee, enforceable against the Pledgee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by the application of general equitable principles.

(6)         The Pledgee’s execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality binding on Pledgee, or any provision of the Pledgee’s Charter Documents, or any securities issued by, the Pledgee, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgee is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgee pursuant to the provisions of any of the foregoing.

(7)         No consent of any other Person (including, without limitation, as applicable, stockholders and creditors of the Pledgee) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for (x) any of same necessary to issue, certificate or register the REIT Shares or (y) the filing of any financing statements required or contemplated hereunder.

5.            Registration. If any Claim (as defined below) remains unresolved thirty (30) days after the date of issuance of the applicable Claim Notice (as defined below), and provided Pledgee has notified Pledgor in writing of its intention to take any of the actions specified in this Section 5 and further provided Pledgor has not within three (3) business days from receipt of such written notification substituted Cash Collateral in the amount of such Outstanding Claim (as defined below) for all (or an applicable portion) of the Pledged Interests (and/or the Additional Interests), then Pledgee may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees. Notwithstanding anything contained herein to the contrary, Pledgee shall not be entitled to take any action under this Agreement with respect to the Pledged Interests (or the Additional Interests) that is prohibited by the terms, or would cause a breach or violation, of the Lock-Up Agreement or the Registration Rights Agreement.

6.            Claims; Value of Collateral.

(a)          Any claims by an Indemnified Party for indemnification under the Contribution Agreement shall be made in accordance with Section 8.1 of the Contribution Agreement. On or prior to the first (1st) anniversary of the Closing (the “Survival Period”), an Indemnified Party may give written notice (each a “Claim Notice”) to the Pledgor of any Loss that is subject to indemnification under Section 8.1 of the Contribution Agreement (each a “Claim”). Pledgor and Pledgee shall use commercially reasonable efforts to resolve any Claim within thirty (30) days of issuance of the applicable Claim Notice. Any Claim that has not been resolved to the mutual satisfaction of Pledgor and Pledgee shall be referred to hereunder as an “Outstanding Claim”. The amount required to satisfy any Claim shall be disclosed in the Claims Notice, as estimated by the Independent Directors (as defined below) in their reasonable discretion, and same shall be binding on Pledgor unless manifestly erroneous (such amount(s) being referred to, individually and collectively, as the “Estimated Claims Amount”).

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(b)          The value of Collateral (the “Value”) shall be determined as follows: (i) with respect to Collateral consisting of the REIT Shares, an amount equal to ten percent (10%) of the aggregate monetary value of the REIT Shares (determined by the Share Price on the Closing Date); (ii) for all other non-cash (or non-cash equivalent) Collateral, the fair market value of such Collateral as determined by the independent directors of the Pledgee who meet the New York Stock Exchange standards of independence for directors, as determined by the board of directors of the Pledgee (the “Independent Directors”).

7.            Voting Rights and Certain Payments Prior to Occurrence of Secured Obligations and Other Events.

(a)          Unless and until a Claim Notice has been properly issued, the Pledgor shall be entitled to exercise, in its sole discretion but not inconsistent with the terms hereof, the voting power with respect to any such Collateral, and for that purpose the Pledgee shall (if such Collateral shall be registered in the name of the Pledgee or its nominee in strict compliance with the terms hereof) execute, or cause to be executed, from time to time such proxies or other instruments in favor of the Pledgor or its nominee in such form and for such purposes as shall be reasonably required and specified in writing by the Pledgor, to enable the Pledgor to exercise such voting power with respect to such Collateral. If a Claim Notice has been properly issued by Pledgee, then the rights granted under this Paragraph 7(a) shall be exercisable by Pledgee, rather than Pledgor, with respect to Collateral having a Value equal to the Estimated Claims Amount (the “Claims Pending Collateral”), with Pledgor retaining the rights granted hereunder relating to all other Collateral.

(b)          Unless and until a Claim Notice has been properly issued, the Pledgor shall be entitled to receive and retain for its own account any and all regular cash distributions (but not distributions in the form of Additional Interests or other securities, distributions in kind or liquidating distributions, all of which shall be delivered and applied in accordance with Section 8 hereof) and interest at any time and from time to time paid upon any of such Collateral, and the Pledgee shall have no rights in or to same by virtue of this Agreement. Any of such regular cash distributions or interest paid while any Outstanding Claim exists shall be deemed part of the Collateral under this Agreement and thereafter subject to the terms hereof relating to such Collateral.

8.            Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the Pledgee, any sum shall be paid as a liquidating distribution or otherwise upon or with respect to any of the Collateral during the Pledge Period, such sum shall be paid over to the Pledgee promptly, and in any event within ten (10) days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder and all of the same shall constitute Collateral for all purposes hereof. Any such payment made following the expiration of the Pledge Period shall belong solely to the Pledgor, and the Pledgee shall have no rights in or to same by virtue of this Agreement, except to the extent any Retained Collateral remains held by Pledgee, in which case any such payment applicable to such Retained Collateral shall be deemed part of such Retained Collateral under this Agreement and thereafter subject to the terms hereof relating to such Retained Collateral. In case, during the Pledge Period, any distribution of Additional Interests shall be made with respect to the Collateral, or Additional Interests or fractions thereof shall be issued pursuant to any split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any shares, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Pledgee, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Pledgee, or pursuant to the merger or consolidation of the Pledgee with or into another entity, the shares, obligations or other property so distributed shall be delivered to the Pledgee promptly, and in any event within ten (10) days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder, and all of the same shall constitute Collateral for all purposes hereof. Any such distribution made following the expiration of the Pledge Period shall belong solely to the Pledgor, and the Pledgee shall have no rights in or to same by virtue of this Agreement, except to the extent any Retained Collateral remains held by Pledgee, in which case any such distribution applicable to such Retained Collateral shall be deemed part of such Retained Collateral under this Agreement and thereafter subject to the terms hereof relating to such Retained Collateral.

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9.            Pledgor Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect and shall not be impaired by:

(a)          any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;

(b)          any amendments to or modifications of any instrument (other than this Agreement) securing any of the Secured Obligations provided that the Pledgor has consented to same (such consent not to be unreasonably conditioned, delayed or denied);

(c)          the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; or

(d)          the lack of enforceability of any of the Secured Obligations against the Pledgor or any other person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

10.          Voting Rights and Certain Payments After Occurrence of Claim Notice and Certain Other Events.

(a)          From and after the issuance of any Claim Notice, all rights of the Pledgor to exercise, or refrain from exercising, all voting power with respect to, and to otherwise exercise all ownership rights arising from, the Claims Pending Collateral shall cease, and thereupon the Pledgee shall be entitled to exercise all voting power with respect to such Claims Pending Collateral and otherwise exercise such ownership rights as though the Pledgee were the outright owner of such Claims Pending Collateral (Pledgor shall retain such voting power with respect to all other Collateral). If the Independent Directors of the Pledgee reasonably determine that the Estimated Claims Amount equals or exceeds the Value of the Collateral then available to satisfy such Outstanding Claims, then the Pledgor shall no longer be the owner of such Collateral for tax purposes and all rights of the Pledgor to receive and retain the distributions and interest which it would otherwise be authorized to receive and retain pursuant to Section 7 hereof shall cease, and thereupon the Pledgee shall be entitled to receive and retain, as additional Collateral hereunder, any and all distributions and interest at any time and from time to time paid upon any of such Collateral, provided that, concurrent with making such determination, the Pledgee gives notice thereof to the Pledgor.

(b)          All payments, distributions or other property or assets that are received by the Pledgor contrary to the provisions of paragraph (a) of this Section 10 shall be received and held in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee.

11.          Application of Cash Collateral. Any cash received and retained by the Pledgee as additional Collateral pursuant to Section 8 hereof may at any time and from time to time be applied (in whole or in part) by the Pledgee, at its option, in strict accordance with the terms and conditions hereof, to the payment of the Secured Obligations which such Collateral secures (in the order described in paragraph 12 below), but only if and to the extent any such payment is required hereunder.

12.          Application of Proceeds. Except as otherwise expressly provided herein, any cash received and retained pursuant to Section 8 hereof shall be applied by the Pledgee: first to the payment in full of the Secured Obligations, but only if and to the extent any such payment is required hereunder; and then, to the payment to the Pledgor, or its successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.

13.          Remedies With Respect to the Collateral.

(a)          If any Claim remains unresolved thirty (30) days after the date of receipt of the applicable Claim Notice, then Pledgee, without obligation to resort to other security, shall have the right at any time and from time to time thereafter to apply, after three (3) business days’ prior written notice to Pledgor (each an “Application Notice”), Collateral with a Value equal to the Estimated Claims Amount, in one or more parcels at the same or different times, and to receive all right, title and interest, claim and demand therein and right of redemption thereof, same to be applied by Pledgee to payment of such Outstanding Claims.

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(b)          Notwithstanding anything to the contrary in this Agreement or the Contribution Agreement, the sole recourse of the Pledgee against the Pledgor for the Secured Obligations is limited to the rights of the Pledgor in any Collateral that is applied by the Pledgee in strict accordance with the terms and conditions hereof to satisfy such Secured Obligations.

(c)          No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any transfer of Collateral to the Pledgee in strict accordance with the terms and conditions of this Agreement.

(d)          Subject to the provisions of Section 13(b) above, the remedies provided herein in favor of the Pledgee relating to the Collateral shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Pledgee relating to the Collateral existing at law or in equity.

14.          Care of Collateral. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called “events”), the Pledgee’s duty shall be fully satisfied if (i) the Pledgee exercises reasonable care to ascertain the occurrence and to give reasonable written notice to the Pledgor of any events applicable to any Collateral which are registered and held in the name of the Pledgee or its nominee, (ii) the Pledgee gives the Pledgor reasonable written notice of the occurrence of any events, of which the Pledgee has actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Pledgee or its nominee (the Pledgor agreeing to give the Pledgee reasonable written notice of the occurrence of any events applicable to any securities Collateral in the possession of the Pledgor of which the Pledgor has received knowledge), and (iii) (a) the Pledgee endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Pledgee reasonably determines that the action requested might adversely affect the value of the Collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Pledgee, the Pledgee gives reasonable written notice to the Pledgor that any such requested action will not be taken and if the Pledgee makes such determination or if the Pledgor fails to make such timely request, the Pledgee takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Pledgee shall have no further obligation, under this Agreement only, to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Pledgee of any internal procedures with respect to any Collateral in its possession.

15.          Power of Attorney. The Pledgor hereby appoints the Pledgee to act during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period) as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pledgee reasonably may deem necessary or advisable to accomplish the purposes hereof, provided that Pledgee has given Pledgor prior reasonable written notice of Pledgee’s intention to exercise such attorney-in-fact rights. Without limiting the generality of the foregoing, at any time while an Outstanding Claim exists, the Pledgee shall have the right and power (a) with respect to any Claims Pending Collateral to satisfy a Secured Obligation in strict accordance with the terms and conditions herein, to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or other distribution payable in respect of such Claims Pending Collateral or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Claims Pending Collateral; provided, that the Pledgee shall provide reasonable written notice to the Pledgor prior to taking any such action under the foregoing clauses (a) and (b). For purposes of this Section 15 and Section 14 above, “reasonable written notice” shall mean written notice given within five (5) days of the occurrence of the event, issue or at least five (5) days prior to the date on which such requisite action will be taken.

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16.          Further Assurances. The Pledgor shall, at its sole cost and expense, upon reasonable request of the Pledgee, duly execute and deliver, or cause to be duly executed and delivered, to the Pledgee such further instruments and documents and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Pledgee to carry out more effectually the provisions and purposes of this Agreement; provided that none of the same will materially affect Pledgor’s or Pledgee’s rights hereunder or materially increase their obligations hereunder.

17.          No Waiver. No failure on the part of the Pledgee to exercise, and no delay on the part of the Pledgee in exercising, any of its options, powers, rights or remedies hereunder during the Pledge Period, or partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other option, power, right or remedy during the Pledge Period.

18.          Security Interest Absolute. All rights of the Pledgee hereunder, grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Contribution Agreement, any of the Secured Obligations or any other agreement or instrument relating thereto, (b) any change in any term of all or any of the Secured Obligations or any other amendment or waiver of, or any consent to any departure from, the Contribution Agreement or any other agreement or instrument or (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor in respect of the Secured Obligations or in respect of this Agreement.

19.          Expenses. Pledgor agrees to pay the Pledgee all reasonable out-of-pocket expenses of the Pledgee (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any provisions of this Agreement. Pledgee agrees to pay the Pledgor all reasonable out-of-pocket expenses of the Pledgor (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any obligations of Pledgee hereunder.

20.          End of Pledge Period; Return of Collateral.

(a)          For purposes of this Agreement, the “Pledge Period” means the period beginning on the date hereof and ending on the six (6) month anniversary of the date hereof; provided, that, if there are any Outstanding Claims at the time of termination of the Pledge Period, the Pledgee shall have the right to retain, pending resolution of such Outstanding Claim(s) pursuant to Section 8.1 of the Contribution Agreement, and at all times subject to the terms hereof, Collateral equal in Value to the Estimated Claims Amount (“Retained Collateral”). Solely with respect to such Retained Collateral, the Pledge Period shall be deemed to continue (an “Extended Pledge Period”) until the earlier to occur of (i) the ten (10) month anniversary of the date hereof or (ii) the resolution pursuant to Section 8.1 of the Contribution Agreement, of the Outstanding Claim(s) to which such Retained Collateral relates; provided, however, if any Outstanding Claims remain in existence on the ten (10) month anniversary of the date hereof, then Pledgor shall be required to deliver Replacement Collateral (as defined below) to Pledgee before the Extended Pledge Period may end. Following the expiration of the Pledge Period, the Pledgor shall be required to maintain for the balance of the Survival Period a minimum net worth of not less than $10,000,000.00.

(b)          Upon the termination of the Pledge Period (or the Extended Pledge Period, if and to the extent applicable), the Pledgor shall be entitled to, and the Pledgee promptly shall effect, the return to the Pledgor of all of the Collateral (and all other cash or other items held as additional Collateral hereunder) that has not been used or applied toward the payment of the Secured Obligations in strict accordance with the terms hereof (it being understood, for the sake of clarity, that Collateral not so used or applied shall become subject to the foregoing return obligation on and as of the last day of the Pledge Period, except for any Retained Collateral, which shall become subject to the foregoing return obligation on and as of the date determined in accordance with Section 20(a) above). The Pledgee shall take all necessary actions to effect and evidence the return of Collateral under this Section 20, including, without limitation, the filing of UCC termination statements with respect to, and the return to the Pledgor of certificates, if any, representing the Pledged Interests (or Additional Interests) comprising, such Collateral.

(c)          The assignment by the Pledgee to the Pledgor of such Collateral shall be without representation or warranty of any nature whatsoever except as otherwise provided in Paragraph 4(b) above. Pledgor shall be entitled to exercise any and all rights or remedies available to it at law or in equity concerning Pledgee’s performance of its obligations hereunder (or any breach of the representations or warranties made by Pledgee hereunder).

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(d)          Notwithstanding anything to the contrary in this Agreement, the Pledgor shall have the right to substitute Cash Collateral for (i) any Pledged Interests or Additional Interests that are subject to application by Pledgee following issuance of an Application Notice or (ii) any Pledged Interests (or Additional Interests) constituting Retained Collateral (“Replacement Collateral”) by depositing such Replacement Collateral with the Pledgee (same to be held subject to the Cash Collateral provisions set forth in Section 1 and elsewhere herein) and instructing the Pledgee to release the Pledged Interests (or Additional Interests) for which they are substituted; provided, that as of the date of such substitution, the Value of the Replacement Collateral shall be equal to or greater than the Estimated Claims Amount. Upon replacement of the Pledged Interests (or Additional Interests) with Replacement Collateral meeting the requirements stated above, the Pledgee’s security interest in the replaced Pledged Interests (or Additional Interests) shall terminate and be released and the Pledgee shall take all necessary actions to effect and evidence the return of the Pledged Interests (or Additional Interests), including, without limitation, the filing of UCC termination statements with respect to such Pledged Interests (or Additional Interests), and the prompt delivery of the original certifications, if any, or other instruments or documents evidencing the Pledged Interests (or Additional Interests). The continuing lien and perfected security interest granted by the Pledgor to the Pledgee shall automatically apply and attach to and be granted with respect to the Replacement Collateral and Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Replacement Collateral.

21.         Notices. All notices and other communications in connection with this Agreement shall be made in writing and delivered by hand, recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested:

If to Pledgee:	c/o BRG Manager, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: R. Ramin Kamfar

If to Pledgor:	c/o BR SOIF III Manager, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Jordan B. Ruddy

22.          Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Pledgor.

23.          Governing Law. This Agreement and the rights and obligations of the Pledgee and the Pledgor hereunder shall be construed in accordance with and governed by the law of the State of New York (without giving effect to the conflict-of-laws principles thereof).

24.         [Reserved].

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25.          Transfer or Assignment. Except with respect to any assignment or transfer by the Pledgee to an Affiliate (which shall not require the Pledgor’s consent, but as to which the Pledgee will give prior written notice to the Pledgor), none of the Pledgor or Pledgee may assign or transfer any of their respective rights under and interests in this Agreement without the prior written consent of the Pledgor (if the assignor/transferee is the Pledgee) or of the Pledgee (if the assignor/transferee is the Pledgor), which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no consent of the Pledgor is required hereunder for (a) the assignment or transfer by the Pledgee of any of its rights under and interests in the Contribution Agreement to any permitted assignee under the Contribution Agreement or (b) the Pledgee to act hereunder as agent on behalf of any Person who becomes a Indemnified Party. Upon receipt of such consent (if required under this Section 25), the Pledgee may deliver the Collateral or any portion thereof to its assignee/transferee who shall thereupon, to the extent provided in the instrument of assignment, have all of the rights and obligations of the Pledgee hereunder with respect to the Collateral, and the Pledgee shall thereafter be fully discharged from any responsibility with respect to the Collateral so delivered to such assignee/transferee provided that such assignee/transferee has expressly assumed in writing all duties and obligations of the Pledgee hereunder to the reasonable satisfaction of Pledgor. However, no such assignment or transfer shall relieve such assignee/transferee of those duties and obligations of the Pledgee specified hereunder.

26.          Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Pledgee and their respective successors and permitted assigns, and all subsequent holders of the Secured Obligations.

27.          Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

28.          Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

29.          Complete Agreement. This Agreement and the Contribution Agreement, as applicable, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

30.          Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired provided that the parties retain all of the material rights afforded to them herein notwithstanding the removal of such invalid, illegal or unenforceable provision.

31.          No Third-Party Beneficiaries. Except as may be expressly provided or incorporated by reference herein, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person or entity.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year written below.

Pledgor:

BLUEROCK SPECIAL OPPORTUNITY+ INCOME FUND III, LLC,
a Delaware limited liability company

BY:	BR SOIF III Manager, LLC, a Delaware limited liability company, its manager

BY:	Bluerock Real Estate, L.L.C., a Delaware limited liability company, its sole member

By:	/s/ Jordan B. Ruddy
Name:	Jordan B. Ruddy
Title:	Chief Operating Officer

Dated: April 2, 2014

Pledgee:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Secretary, Chief Operating Officer and General Counsel

Dated: April 2, 2014

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